Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-96733 of Convergys Corporation on Form S-8 of our report dated June 20, 2014 relating to the financial statements of the Convergys Corporation Retirement and Savings Plan, appearing in this Annual Report on Form 11-K of Convergys Corporation Retirement and Savings Plan for the year ended December 31, 2013.

/s/ Moore, Colson & Company, P.C.

Marietta, Georgia
June 20, 2014